EXHIBIT 4.1

FIRST AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

This First Amendment to Loan and Security Agreement (the “Amendment”), is entered into as of June 22, 2015, by and among SQUARE 1 BANK (“Bank”) and HEAT BIOLOGICS, INC., HEAT BIOLOGICS I, INC., HEAT BIOLOGICS III, INC., and HEAT BIOLOGICS IV, INC.  (individually and collectively referred to as “Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of August 22, 2014 (as amended from time to time, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1)

The following defined terms in Exhibit A to the Agreement are hereby amended and restated, as follows:

“Tranche III Funding Condition” means Bank’s receipt, on or before June 30, 2015, of evidence satisfactory to Bank of the initiation of Borrower’s Phase 1B trial for lung cancer indication.

“Tranche IV Availability End Date” means December 31, 2015.

“Tranche IV Funding Condition” means Bank’s receipt, on or before December 31, 2015, of evidence satisfactory to Bank of full enrollment of Borrower’s Phase 1/2 clinical trial for HS-410.

2)

Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement.  The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects.  Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.  Each Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

3)

Each Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment.

4)

This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

Heat Biologics, Inc. – 1st Amendment to LSA

5)

As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

a)

this Amendment, duly executed by each Borrower;

b)

payment of a $3,000 facility fee, which may be debited from any of Borrower’s accounts;

c)

payment of all Bank Expenses, including Bank’s expenses for the documentation of this Amendment and any related documents, and any UCC, good standing or intellectual property search or filing fees, which may be debited from any of Borrower’s accounts; and

d)

such other documents and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[Signature Page to Follow]

Heat Biologics, Inc. – 1st Amendment to LSA

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

HEAT BIOLOGICS, INC.		SQUARE 1 BANK

By:	/s/ Jeffrey Wolf	By:	/s/ Lan Zhn
Name:	Jeffrey Wolf	Name:	Lan Zhn
Title:	Chief Executive Officer	Title:	Client Manager

HEAT BIOLOGICS I, INC.

By:	/s/ Jeffrey Wolf
Name:	Jeffrey Wolf
Title:	Chief Executive Officer

HEAT BIOLOGICS III, INC.

By:	/s/ Jeffrey Wolf
Name:	Jeffrey Wolf
Title:	Chief Executive Officer

HEAT BIOLOGICS IV, INC.

By:	/s/ Jeffrey Wolf
Name:	Jeffrey Wolf
Title:	Chief Executive Officer

[Signature Page to First Amendment to Loan and Security Agreement]

3

Heat Biologics, Inc. – 1st Amendment to LSA